Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 172 to Registration Statement No. 002-90649 on Form N-1A of our reports dated December 13, 2017 relating to the financial statements and financial highlights of Fidelity International Small Cap Opportunities Fund and Fidelity International Value Fund, our report dated December 14, 2017 relating to the financial statements and financial highlights of Fidelity Worldwide Fund and our report dated December 15, 2017 relating to the financial statements and financial highlights of Fidelity International Small Cap Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2017, and to the reference to us under the heading “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 26, 2018